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                                                                    EXHIBIT 4(D)

                    SUBSCRIPTION AGREEMENT -- CASH PURCHASE

   To subscribe to Units, complete, sign, date and forward an original of this Subscription Agreement with the enclosures set forth below first to the District Controller (for the district in which you are employed) to verify eligibility, and then to the address below if requested by the District Controller:

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
FOR U.S. MAIL:              FOR NEXT DAY AIR:
United Parcel Service of    United Parcel Service of              []  Management -- Managers Stock Trust
America, Inc.               America, Inc.              CHECK ONE: []  Hourly Union -- Employees Stock Trust
c/o First Union National    c/o Employee Shareholder              []  Non-Union/Non-Management --
Bank                        Services                                  Employees Stock Trust
P.O. Box 41784              First Union National Bank
Philadelphia, PA            PA 1204-ESS
19101-1784                  123 South Broad Street
Telephone: (888) 663-8325   Philadelphia, PA
        (215) 985-8569      19109-1199
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Ladies and Gentlemen:

   1. Purchase of Shares. I hereby subscribe to (not less than 20 nor more than 10,000 Units together with Units subscribed to by a trustee or custodian of my
individual retirement account)         Units, each consisting of 1 share of
United Parcel Service of America, Inc. ("UPS") Common Stock subscribed to from UPS and 1/4 share of Overseas Partners Ltd. ("OPL") Common Stock subscribed to from OPL, except as may be provided below. If such number of Units is not evenly divisible by four, UPS and OPL may, at their option, (i) reject this subscription in full; (ii) notify me and allow me to remit such additional amount as necessary to equal the aggregate price of an integral multiple of four Units; or (iii) fulfill this subscription for the purchase of the maximum number of Units wholly divisible by four for which payment has been received and refund any excess monies to me.

   I enclose a check or money order payable to the order of "First Union
National Bank" as Transfer Agent in the amount of $        , which equals the
product of the number of Units subscribed to hereby multiplied by the sum of (i) the Current Price of a UPS share (as determined from the most recent UPS Shareowners Letter) and (ii) one-fourth of the Current Price of an OPL share (i.e. one-fourth of the net book value of an OPL share as determined from OPL's most recently published Annual Report to Shareowners).

   2. Election. In the event that UPS and OPL determine, in their discretion, that there are not enough UPS or OPL shares available to satisfy my subscription for such shares contained in the Units, I hereby authorize UPS and OPL to do the following: (please check one box)

   [ ] Substitute for such unavailable shares, to the fullest extent possible, any available shares having a value equal to or less than the amount I have remitted, and return the remainder (without interest) to me.

   [ ] Fulfill my subscription to the fullest extent possible with available
       Units and return the subscription amount intended for the Units which are currently unavailable (without interest).

   [ ] Cancel my Subscription Agreement and return to me all amounts remitted herewith, without interest.

   3. Authorizations and Delivery Instructions.

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
        (a) I hereby authorize UPS, as my agent, to deliver the UPS shares to which I have subscribed (the "UPS Shares") to First Union National Bank ("First Union"), as Trustee of the UPS Managers Stock Trust (as amended and restated), or the UPS Employees Stock Trust, as applicable (in either case, the "Stock Trust"), to enable the Trustee to hold the UPS Shares in accordance with the Stock Trust; and
        (b) I hereby authorize OPL, as my agent, to deliver the OPL shares to which I have subscribed (the "OPL Shares") to First Union, as Custodian, to be held for my benefit as more fully described in the Prospectus.
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   4. Further Provisions. I further acknowledge and agree that:

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
        (a)  My subscription is not subject to transfer or assignment by me;
        (b)  UPS and OPL each have the right, in their discretion, to accept or reject my subscription;
        (c)  My subscription will become binding upon UPS and OPL only upon acceptance by both UPS and OPL;
        (d)  My rights with respect to refund of funds held by First
             Union pending delivery of shares, withdrawal or rejection of my subscription are as set forth in the Prospectus, and will not include interest thereon;
        (e)  The Units to which I have subscribed will be sold to me at the Current Prices in effect at the time my subscription is accepted by both UPS and OPL, which may be greater or less than the Current Prices in effect at the date of this
             Subscription Agreement, and my rights with respect to a
             change in the price of Units are as set forth in the
             Prospectus;
        (f)  Upon acceptance by both UPS and OPL, this Subscription
             Agreement shall be binding upon and inure to the benefit of my heirs, executors, administrators, and personal
             representatives;
        (g)  I have read the Prospectus and I am familiar with its terms;
        (h)  If I have not yet executed and delivered to UPS a UPS
             Managers Stock Trust Deposit Agreement or UPS Employees
             Stock Trust Deposit Agreement ("Deposit Agreement"), I
             enclose herewith a properly executed Deposit Agreement with respect to the UPS Shares included in this Subscription
             Agreement. I understand that if a Deposit Agreement is not on file on my behalf, my subscription will be rejected by
             UPS; and
        (i)  This Subscription Agreement will be deemed to be a
             subscription to UPS as to the UPS Shares and a subscription to OPL as to the OPL Shares.
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NOTE: All items below except the signature of the eligible employee and verifier must be printed or typed. All signatures must be original. No photocopies will be accepted.
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
       /    /    /    /    /    /    /    /    /    /
--------------------------------------------------------          ---------------
                    ACCOUNT NUMBER (SSN)                          REGION DISTRICT           NEW ACCOUNT (Check if Yes) [ ]
                                                                                                        /       /
---------------------------------------     --------------------------------    ----------------  ---------------------
             LAST NAME                                 FIRST NAME                MIDDLE INITIAL        BIRTHDATE
                                                                                                        /       /
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                       STREET ADDRESS                                                 APT #          EMPLOYMENT DATE
                                                                                                (   )
----------------------------------    -----------------   -----------------  -----------------  -----------------------
              CITY                         STATE              ZIP CODE           COUNTRY             DAYTIME PHONE

         /          /
----------------------------------                                            -----------------------------------------
            DATE                                                              PRINT NAME OF PERSON VERIFYING ELIGIBILITY

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1/97                       EMPLOYEE SIGNATURE                                 SIGNATURE OF PERSON VERIFYING ELIGIBILITY
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